UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.:  0-52496

Date of Report: February 11, 2008

CHINA JIANYE FUEL, INC.
(Exact name of registrant as specified in its charter)

Delaware                                                                                                20-8296010
(State of other jurisdiction of                                                                                 (IRS Employer
incorporation or organization                                                                                 Identification No.)

  100 Wall Street – 15th Floor, New York, NY                                                                             10005
(Address of principal executive offices)                                                                               (Zip Code)

212-232-0120
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Change in Fiscal Year

On February 11, 2008 the Registrant’s Board of Directors approved a change in the Registrant’s fiscal year.  The new fiscal year will end on June 30.

On November 13, 2007 a subsidiary of the Registrant was merged into American Jianye Ethanol Company, Inc. (“American Jianye”).  American Jianye is a holding company that owns 100% of the registered capital of Zhao Dong Jianye Fuel Co., Ltd. (“Zhao Dong Jianye Fuel”), a corporation organized under the laws of The People’s Republic of China.  Because the Registrant issued shares equal to over 97.46% of its outstanding capital stock in connection with the merger, American Jianye is now considered the reporting entity for accounting purposes.  For that reason, the Registrant has changed its fiscal year to conform to the fiscal year of American Jianye, which is the fiscal year of Zhao Dong Jianye Fuel.

The Registrant will not file a report for a transition period as a result of the change in the Registrant’s fiscal year, since there has been no change in the periods of the Registrant’s financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 11, 2008                                                                            CHINA JIANYE FUEL, INC.

By: /s/ Jianye Wang_______________
     Jianye Wang, Chief Executive Officer